REALTOR®

AMENDMENT TO FARM/RANCH CONTRACT OF PURCHASE AND SALE

Developed & Provided by your Association of Saskatchewan REALTORS®

BETWEEN BUYER Dominion Energy c/o Jeff Mallmes
AND
SELLER June Krell Box 211 Stoughton Sask. S0G3N0

DATED December 4 2016
(ORIGINAL DATE OF CONTRACT OF PURCHASE AND SALE)

Document # ______________________

Address: SW 8 8 8 w2 NW 8 8 8 w2

Legal Description: SW 8 8 8 w2 NW 8 8 8 w2

With respect to the above-mentioned property, the **Buyer** and **Seller** agree as follows:

Date to remove all conditions will be extended to Dec 31 2018
The purchase price is hereby amended to be $525,000.00

ALL OTHER TERMS AND CONDITIONS CONTAINED IN THE SAID CONTRACT/OFFER REMAIN THE SAME AND IN FULL FORCE AND EFFECT.

Dated at 8/14. AM the 08 day of June 2018

William Hinz
Witness

[signature]
Buyer

[signature]
Witness

JEFF MALLMES
Buyer

Dated at 11:20am. the 29 day of May 2018

[signature]
Witness

June Krell
Seller

____
Witness

____
Seller

#916 - 2015

Farm Contract of Purchase and Sale

To:	Herein Called "Seller"
Name	June Krell
Name	
Address	Box 211
City / Prov.	Stoughton Sask.
Postal Code	S0G3N0

From:	Herein Called "Buyer"
Name	Dominion Energy
Name	c/o Keith Stemler
Address	
City / Prov.	
Postal Code	

Section 1. PROPERTY

Rural Municipality #065

Legal Land Description	Residence	Buildings/Bins	Farmland	Allocated Parcel Purchase Price
SW 8 8 8 w2	0	0	$250,000.00	$250,000.00
NW 8 8 8 w2	0	0	$250,000.00	$250,000.00
Total Purchase Price	**0**	**0**	**$500,000.00**	**$500,000.00**

Section 2. THE TRANSACTION

The above mentioned **Buyer** hereby offer to purchase the property as detailed in **Section 1.** from the above mentioned **Seller** subject to the reservations and exceptions appearing in the existing Certificate of Title for the **SUM (Purchase Price)** of:

--- five hundred thousand --- Dollars ---

$ 500,000.00 (2.1) **PURCHASE PRICE** to be paid as follows:

$ 40,000.00 (2.2) approximate balance of **CASH**, to be paid subject to the adjustments herein provided, to the Seller's Solicitor or Brokerage of the Seller, or to the Buyer's Solicitor as the case may be, **5 (Five)** days before the completion date. In closing this transaction, the Seller's solicitor and the Buyer's solicitor may by agreement between them, impose and undertake trust conditions upon each other.

$ 450,000.00 (2.3) **FINANCING** (or any amount satisfactory to the Buyer - see condition 3.1)

$ 10,000.00 (2.4) **DEPOSIT**, to be deposited with the Buyer's Brokerage within 10 **business days of offer acceptance**, to be held in trust and: (a) to be credited on account of purchase money pending completion; or (b) other termination of this contract.

Buyer acknowledges that taxes, tax credits, payments and mortgage interest rate may be subject to revision.

Section 3. CONDITIONS

This offer is subject to the following conditions:

3.1 The Buyer completing and being satisfied with the results of various tests for Hydrology and land suitability requirements.

3.2 The proposed project meeting all requirements of various Saskatchewan government laws and bylaws and being fully approved by all levels of Saskatchewan government and agencies.

3.3 The land purchase being approved by the Saskatchewan Farm Land Review board.

3.4 If conditions are not removed by April 15th 2017 the Buyer will at their option

A: Pay land rent for the 2017 year of $8,000.00 payable on May 15th

B: Notify the Seller that they may rent their land for Crop Production to the tenant of their choosing for the production and harvest of crops in the 2017 growing season.

Buyer and Seller acknowledge that these conditions will take a significant amount of time. An estimated time for removal of all conditions will be set at July 1 2017. Buyer and Seller will review this from time to time and if possible will remove conditions earlier. Seller agrees that if needed they will grant a minimum of one 6 month extension for removal of conditions.

In the event said conditions have not been performed, satisfied, or waived in writing by the date set forth, the entire deposit and any other monies paid by the Buyer shall be forthwith returned to the Buyer and this contract shall be null and void.

Section 4. TERMS

The following shall be the terms of the Contract of Purchase and Sale of the property:

4.1 **COMPLETION:** This transaction of purchase and sale shall be closed on or before twelve noon **15 business days after the removal of all conditions.**

4.2 **POSSESSION:** The Buyer shall have **VACANT** possession of the property upon completion or as follows: **The buyer shall have the right to enter and conduct all tests need to satisfy condition 3.1. Buyer shall leave land in a suitable state after all tests and inspections.**
Buyer shall have complete and sole possession upon final closing.

4.3 **ADJUSTMENTS** Property taxes and farmland rents to be adjusted as of **January 1, 2017**. All remaining normal adjustments for the Property including but not limited to: local improvement levy and assessments, municipal charges, utilities, shall be adjusted as of the **POSSESSION** date. All adjustable items are the **Buyer's** responsibility for the entire possession Day.

4.4 **Surface leases: Seller is to retain all existing** surface lease income for a period of 20 years at which time all rights to the surface leases will transfer to the Buyer.

4.5 Tender or payment of monies by the **Buyer** to the **Seller** will be by certified cheque, bank draft, cash, or Solicitor's trust cheque on or before the possession date. The **Buyer** agrees to pay to the **Seller** interest at the rate of **6.0 % per annum**, on any portion of the purchase price, less mortgages or other encumbrances assumed, not received by the Seller, his/her Solicitor or his/her Brokerage as at the completion date, the interest to be calculated from the completion date, until monies are paid to the Seller or his/her aforesaid agents. The obligation to pay interest shall not in any way affect the Buyer's obligation to close the purchase on the date referred to in clause 4.1 above.

4.6 The Title to the lands shall be transferred **FREE and CLEAR** of all encumbrances and liens except: **(a)** those implied by law; **(b)** non-financial obligations now on the title, such as easements, utility right-of-way, covenants and conditions that are normally found registered against property of this nature and which do not affect the saleability of the property; and **(c)** those items the Buyer otherwise agreed to assume in this contract.

4.7 The said property shall be deemed to include all land, buildings, whether on foundations or skids, and all fixtures and improvements including, but not limited to:

- No know buildings.

Buyer acknowledges and accepts that all the sizes quoted are the Seller's best estimates. The Seller warrants and represents that the chattels and fixtures are free and clear of encumbrances.

4.8 Unless otherwise stated herein, any mineral titles for mineral commodities owned by the Seller are **NOT INCLUDED** in the Purchase Price.

4.9 The **Buyer** agrees that any crop unharvested or stored on the land may be harvested and removed from the land according to *The Agricultural Leaseholds Act*.

4.10 **INSURANCE** The risk of loss or damage to the property shall lie with the Seller until the earlier of the Completion Day or the date possession is granted to the Buyer. If loss or damage to the property occurs before the Seller is paid the Purchase Price, then any insurance proceeds shall be held in trust for the Buyer and the Seller according to their interests in the property.

4.11 It is agreed that for tax purposes, the Seller's "Proceeds of Disposition" and the Buyer's "Cost of Acquisition" shall be allocated as detailed in Section 1 of this contract.

4.12 The Purchase Price does not include GST. In the event that GST is payable and the Buyer is not a GST registrant then the Buyer shall remit the applicable GST to the Seller's lawyer on or before Completion Day.

4.13 The Seller represents and warrants to the Buyer that: (a) the Seller has the legal right to sell the property; (b) the Seller is/are resident(s) of Canada as defined under the provisions of Section 116 of *The Income Tax Act* and will provide satisfactory evidence of such residency.

4.14 The Seller is not aware of any environmental defects in or contamination of the land referred to herein that is in contravention of any applicable federal or provincial statues or regulations as of the date hereof. If there are any outstanding work orders issued by an environmental authority or deficiency notices which

the Seller does not repair or rectify before the date of competition, the purchaser shall be entitled to an abatement of the purchase price for the cost of repair or rectification.

4.15 The **Seller** and **Buyer** agree to prepare and execute promptly any documents required to complete this transaction. The **Seller** shall pay for the preparation of the Transfer of Title and the **Buyer** shall pay for the registration of the Transfer of Title under *The Land Titles Act*. The costs related to any mortgage or other financing of the purchase price, other than an Agreement for Sale, shall be paid by the **Buyer**. The **Seller** shall pay for all costs of discharging any existing mortgage or other encumbrances against the property, not assumed by the Buyer.

4.16 The Seller and the Buyer acknowledge that, except as otherwise described in this contract, there are **no other warranties, representations or collateral agreements** made by or with the other party, the **Seller's** Brokerage and the **Buyer's** Brokerage about the property, any neighbouring lands and this transaction, including any warranty, representation or collateral agreement relating to the size/measurements of the land and buildings or the existence of any environmental condition or problem and the **Buyer** hereby agrees to purchase the above described property as it stands at the price and terms and subject to the conditions above set forth.

4.17 **TIME SHALL BE OF THE ESSENCE OF THIS OFFER/CONTRACT.**

Section 5. REMEDIES / DISPUTES

5.1 If this offer is not accepted, the entire deposit and any other monies paid, without interest, shall be returned to the **Buyer**.

5.2 If this offer is accepted and the conditions in Section 3. above have not been satisfied or waived in writing by the date set forth, the entire deposit and any other monies paid by the **Buyer** shall be forthwith returned to the **Buyer**.

5.3 If this offer is accepted and all conditions have been removed in writing by the date set forth in Section 3. above and the **Buyer** fails to execute any required conveyance or formal documents when prepared, or fails to pay any required cash payment or comply with any of the terms in this contract, this contract shall be void at the **Seller's** option. Where the defaulting party is the **Buyer**, the deposit and any other monies shall be forthwith delivered to the **Seller's** brokerage as forfeiture to the seller.

5.4 The **Buyer** and the **Seller** agree that the provisions of this section are an agreement to disburse the trust funds pursuant to Section 16(a) of The Real Estate Regulations.

5.5 The disbursement of the deposit and other monies as agreed to above is not a prohibition from the **Buyer** or the **Seller** seeking a civil remedy for a breach of this contract.

5.6 In the event the Buyer is a corporate body, the provisions of the Land Contracts (Actions) Act and The Limitations of Civil Rights Act of the Province of Saskatchewan are hereby waived by the Buyer upon acceptance of this agreement.

AGENCY

Seller's Brokerage	
Agent	Guy Shepherd
Brokerage	Farm Boy Realty
Address	NE 1 13 31 w1 P.O. Box 1484
City/Town	Moosomin Sask. S0G 3N0
Office 306-434-8857	Fax 306-435-3428

Buyer's Brokerage	
Agent	Guy Shepherd
Brokerage	Farm Boy Realty
Address	NE 1 13 31 w1 P.O. Box 1484
City/Town	Moosomin Sask. S0G 3N0
Office 306-434-8857	Fax 306-435-3428

By signing this offer the **Buyer** acknowledges having received and read the Brochure published by the Association of Saskatchewan REALTORS® entitled, "***Agency Disclosure***". The **Buyer** acknowledges having read and understood this Brochure, that it accurately describes the agreement with the Buyer's Brokerage, and that a copy of it has been received by the Buyer this date.

The Buyer and Seller herby acknowledge and accept that the Brokerage is acting as agent for both the Buyer and the Seller in a Limited Dual Agency (via **same salesperson** and that the Brokerage's duties to each of them will be modified by the limitations set out in the ***Agency Disclosure*** brochure. The Buyer and Seller acknowledge having received, read, and understood this Brochure.

Section 6. OFFER

6.1 This offer is open to acceptance by the **Seller** up to **5:00 p.m. 15th day of December 2017.**

6.2 Upon acceptance of this offer within the time prescribed in Section 6.1, this contract shall constitute a binding contract of purchase and sale and be binding upon the parties hereto, their respective heirs, executors, administrators, successors and assigns.

DATED AT Nanaimo B.C, this 4 day of December, 2016.

SIGNED, SEALED AND DELIVERED in the presence of

Witness [signature].

Witness __________.

IN WITNESS WHEREOF I have hereunto set my hand

Buyer [signature].

Buyer __________.

Section 7. ACCEPTANCE AND DIRECTION TO PAY COMMISSION AND TAXES

The Seller accepts the above offer together with all its terms and conditions contained therein and covenant to carry out the sale on the terms and conditions mentioned herein. I/We do further acknowledge my/our obligation to pay commissions or forfeiture and all applicable federal and provincial taxes to the Seller's Brokerage pursuant to the agency agreement with respect to the property. **I/WE FURTHER HEREBY IRREVOCABLY AND UNCONDITIONALLY DIRECT AND AUTHORIZE MY/OUR SOLICITOR**, as indicated by me/us below, or any other solicitor acting on my/our behalf in this sale, to pay the aforesaid taxes and commission, less the deposit hereby accepted, from the proceeds of the sale when releasable and this shall be and constitute my/our full and sufficient authority for so doing and appoints the **Seller's** brokerage as the **Seller's** irrevocable agent to demand and receive payment thereof.

DATED AT 11:35 a.m., this 5 day of Dec, 2016.

SIGNED, SEALED AND DELIVERED in the presence of

Witness __________.

Witness [signature].

IN WITNESS WHEREOF I have hereunto set my hand

Seller __________.

Seller June Krell.